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                                                                   Exhibit 10.43

                                        JEFFREY W. ISAACSON, CPCU, ARM, ARE
                                        Senior Account Executive
                                        Member of Senior Management




Mr. Edward N. Patrick, Jr.              Swiss Reinsurance America Corporation
Vice President                          175 King Street
Safety Insurance Company                Armonk, N.Y. 10504
20 Custom House Street
Boston, MA 02110                        Telephone (914) 828-8126
                                        Fax (914) 828-7126
                                        E-mail Jeff_Isaacson@swissre.com


                                        April 26, 2002


SAFETY INSURANCE COMPANY
2002 REINSURANCE PROGRAM


Dear Ed,

Below is an outline of reinsurance provided by Swiss Re America Corporation to Safety Insurance Company effective January 1, 2002 for the year 2002.

We are in the process of issuing property catastrophe excess of loss contracts. Both casualty contracts are continuous and have been renewed without change in terms. As continuous contracts they are valid unless notice of cancellation by one party has been sent (which has not been the case).

The following renewal of coverage is effective January 1, 2002 to December 31, 2002.


                                                    Rate             Est Premium
PROPERTY CATASTROPHE EXCESS OF LOSS

Coverage:   Property portion (Fire, Auto Physical Damage, Inland Marine,
Homeowners Section 1, Commercial Multiperil Pollicies Section 1) of all policies issued by Safety Insurance Company.

TP1262B  95% 5,000,000 excess $5,000,000             .750%             $685,600
         per occurrence

TP1262C  95% 5,000,000 excess $10,000,000            .52%              $475,280
         per occurrence

Terrorism is provided up to a $5,000,000 annual aggregate for EACH of these 2 contracts



CASUALTY EXCESS OF LOSS PROGRAM

Coverage:  All casualty policies issued by Safety Insurance Company

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                                                     2


TC599A   $5,000,000 excess $1,000,000                .120%             $422,000
         per occurrence



PERSONAL AND COMMERCIAL UMBRELLA QUOTA SHARE

Covered: All umbrellas issued by Safety Insurance Company

TC736A Umbrella Quota Share - 90% of $5,000,000 at 32.5% commission.


We are pleased that this is the tenth consecutive year that we have provided reinsurance for Safety.

Best regards,





















*Reinsurance contracts reflecting the binding terms discussed in this terms sheet will be prepared in the near future by our reinsurers in accordance with industry practice.